UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2022

Core Scientific, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40046	86-1243837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

106 East 6th Street, Suite 900-145 Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 998-5300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CORZ	The Nasdaq Global Select Market
Warrants, exercisable for shares of common stock	CORZW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Overview

As previously announced, Power & Digital Infrastructure Acquisition Corp., a Delaware corporation (“XPDI”), entered into a certain Agreement and Plan of Reorganization and Merger, dated as of July 20, 2021, as amended on October 1, 2021, and as further amended on December 29, 2021, by and among Core Scientific Holding Co., a Delaware corporation (“Core Scientific”), XPDI Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of XPDI (“Merger Sub”), and XPDI (the “Merger Agreement”). XPDI’s stockholders approved the transactions contemplated by the Merger Agreement (collectively, the “Business Combination”) at a special meeting of stockholders held on January 19, 2022 (the “Special Meeting”).

Pursuant to the terms of (a) the Merger Agreement and (b) that certain Agreement and Plan of Merger, dated as of October 1, 2021, as amended on January 14, 2022, by and among XPDI, Core Scientific, XPDI Merger Sub 3, LLC, a Delaware limited liability company and wholly owned subsidiary of XPDI (“Merger Sub 3”), and Blockcap, Inc., a Nevada corporation and wholly owned subsidiary of Core Scientific (“Blockcap”), the Business Combination was effected by (i) the merger of Merger Sub with and into Core Scientific (the “First Merger”), which occurred on January 19, 2022 (the “Closing Date”), with Core Scientific surviving the First Merger as a wholly owned subsidiary of XPDI, (ii) the merger of Core Scientific with and into XPDI (the “Second Merger”), which occurred on January 20, 2022, with XPDI surviving the Second Merger, and (iii) following the closing of the Second Merger on January 20, 2022, the merger of Blockcap with and into Merger Sub 3 (the “Third Merger”), with Merger Sub 3 surviving the Third Merger as a wholly owned subsidiary of XPDI under the name “Core Scientific Acquired Mining LLC.” Immediately prior to the effective time of the First Merger (such effective time of the First Merger, the “Effective Time”), XPDI filed a Second Amended and Restated Certificate of Incorporation (the “Post-Combination Charter”) with the Secretary of State of the State of Delaware pursuant to which XPDI changed its name from “Power & Digital Infrastructure Acquisition Corp.” to “Core Scientific, Inc.” (hereinafter referred to as the “Company” or “New Core”) and redesignated its Class A common stock, par value $0.0001 per share (“XPDI Class A Common Stock”), and Class B common stock, par value $0.0001 per share (“XPDI Class B Common Stock”), as common stock, par value $0.0001, of the Company (“New Core Common Stock”).

In connection with the Special Meeting and the Business Combination, holders of 12,347,077 of the 34,500,000 then-outstanding shares of Class A common stock of XPDI exercised their right to redeem their shares for cash at a redemption price of approximately $10.00 per share, for an aggregate redemption amount of $123,483,147.34.

Conversion and Exchange of Equity in the Business Combination

Immediately prior to the Effective Time, each share of Series A convertible preferred stock, par value $0.00001, of Core Scientific automatically converted into one share of Core Scientific common stock, par value $0.00001 per share (“Core Scientific Common Stock”), and each share of Series B convertible preferred stock, par value $0.00001, of Core Scientific automatically converted into one share of Core Scientific Common Stock.

In addition, immediately prior to the Effective Time, each share of XPDI Class B Common Stock automatically converted into one share of New Core Common Stock.

Pursuant to the Merger Agreement, at the Effective Time:

(a)

each outstanding share of Core Scientific Common Stock (including Core Scientific Common Stock issued as a result of the conversion of Core Scientific preferred stock in connection with the Business Combination and any shares of Core Scientific Common Stock that would have been issued as a result of any deemed exercise of an option to purchase Core Scientific Common Stock held by a former employee or service provider of Core Scientific, but excluding any shares held in treasury and any dissenting shares) was cancelled and extinguished and converted into the right to receive a number of shares of New Core Common Stock equal to the Exchange Ratio (as defined in the Merger Agreement);

(b)	each share of Core Scientific Common Stock held in treasury immediately prior to the Effective Time was cancelled and extinguished without the payment of consideration;

(c)

each warrant to purchase Core Scientific Common Stock held by a former employee or service provider that was issued, outstanding and unexercised immediately prior to the Effective Time was deemed to have been exercised, on a net exercise basis with respect to the applicable exercise price and any required withholding or employment taxes thereon, immediately prior to the Effective Time and settled in the applicable number of shares of New Core Common Stock, rounded down to the nearest whole share;

(d)

each warrant to purchase Core Scientific Common Stock that was issued, outstanding and unexercised immediately prior to the Effective Time (except as described above) was assumed by XPDI and converted into a warrant to purchase shares of New Core Common Stock on the same terms and conditions as were applicable to the warrants to purchase Core Scientific Common Stock immediately prior to the Effective Time, equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Core Scientific Common Stock subject to such warrant immediately prior to the Effective Time and (ii) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to the quotient of (x) the exercise price per share applicable to such warrant immediately prior to the Effective Time divided by (y) the Exchange Ratio;

(e)

each Core Scientific restricted stock unit (“RSU”) was assumed by XPDI and converted into an RSU settleable in shares of New Core Common Stock on the same terms and conditions as were applicable to such RSU immediately prior to the Effective Time, including applicable vesting conditions, equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Core Scientific Common Stock underlying such RSU immediately prior to the Effective Time and (ii) the Exchange Ratio;

(f)

each option to purchase Core Scientific Common Stock held by a former employee or service provider of Core Scientific that was vested and outstanding immediately prior to the Effective Time, except as set forth in the Merger Agreement, was deemed to have been exercised, on a net exercise basis with respect to the applicable exercise price and any required withholding or employment taxes thereon, immediately prior to the Effective Time and settled in the applicable number of shares of New Core Common Stock, rounded down to the nearest whole share;

(g)

each option to purchase Core Scientific Common Stock held by a former employee or service provider of Core Scientific that was unvested and outstanding immediately prior to the Effective Time, except as set forth in the Merger Agreement, was cancelled without the payment of consideration;

(h)

each other option to purchase Core Scientific Common Stock issued and outstanding immediately prior to the Effective Time not held by a former employee or service provider of Core Scientific, except as set forth in the Merger Agreement, was assumed by XPDI and converted into an option to purchase shares of New Core Common Stock on the same terms and conditions as were applicable to such option immediately prior to the Effective Time, including applicable vesting conditions, equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Core Scientific Common Stock subject to such option immediately prior to the Effective Time and (ii) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (x) the exercise price per share of such option immediately prior to the Effective Time divided by (y) the Exchange Ratio;

(i)

each option to purchase Core Scientific Common Stock issued and outstanding immediately prior to the Effective Time held by certain specified Core Scientific optionholders that was vested and outstanding immediately prior to the Effective Time was deemed to have been exercised, on a net exercise basis with respect to the applicable exercise price and any required withholding or employment taxes thereon, immediately prior to the Effective Time and settled in cash; and

(j)

each secured convertible promissory note issued by Core Scientific that was outstanding immediately prior to the Effective Time was assumed by XPDI and remains outstanding (and the Company remains an obligor with respect to such notes) and is convertible into New Core Common Stock in accordance with the terms of such convertible promissory note; provided, however, that with respect to outstanding convertible promissory notes for which Core Scientific received a duly executed exercise of conversion in accordance with such convertible promissory note, exercising the right of such holder to convert such convertible promissory note subject to and conditioned upon the occurrence of the Effective Time, the outstanding principal amount and accrued interest as of the Effective Time with respect to such convertible promissory note was converted into shares of New Core Common Stock, equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Core Scientific Common Stock issuable upon the conversion of such convertible promissory note in accordance with such convertible promissory note immediately prior to the Effective Time and (ii) the Exchange Ratio.

The Exchange Ratio (as defined in the Merger Agreement) was 1.6001528688 of a share of New Core Common Stock per fully-diluted share of Core Scientific Common Stock.

A description of the Business Combination and the terms of the Merger Agreement are included in the final prospectus and definitive proxy statement, dated January 3, 2022 (the “Proxy Statement/Prospectus”) filed by XPDI with the Securities and Exchange Commission (the “SEC”) in the section titled “The Merger Agreement” beginning on page 236 of the Proxy Statement/Prospectus. The foregoing description of the Business Combination and the terms of the Merger Agreement is a summary only and is qualified in its entirety by the full text of the Merger Agreement, including that certain first amendment to the Merger Agreement and that certain second amendment to the Merger Agreement, copies of which are attached hereto as Exhibits 2.1, 2.2 and 2.3, respectively, which are incorporated herein by reference.

Item 1.01 Entry into a Material Definitive Agreement.

Lock-Up Agreements

In connection with the Business Combination, the Company and certain stockholders, officers and directors of Core Scientific and XPDI Sponsor LLC (the “Sponsor”) entered into Lock-Up Agreements (each, a “Lock-Up Agreement”) pursuant to which they agreed, among other things, not to dispose of their shares of New Core Common Stock for a period of one hundred eighty (180) days and one year, respectively. The terms of the Lock-Up Agreement are described in the Proxy Statement/Prospectus in the section titled “Other Agreements—Lock-up Agreements” on page 248 of the Proxy Statement/Prospectus.

The foregoing description of the Lock-Up Agreement is qualified in its entirety by reference to the full text of the form of Lock-Up Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amended and Restated Registration Rights Agreement

On the Closing Date, that certain Registration Rights Agreement, dated February 9, 2021, was amended and restated, and XPDI, certain persons and entities receiving shares of New Core Common Stock pursuant to the Merger Agreement, the anchor investors (as defined in the Proxy Statement/Prospectus) and the Sponsor entered into the Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”). The terms of the A&R Registration Rights Agreement are described in the Proxy Statement/Prospectus in the section titled “Other Agreements—Amended and Restated Registration Rights Agreement” on page 248 of the Proxy Statement/Prospectus.

The foregoing description of the A&R Registration Rights Agreement is qualified in its entirety by reference to the full text of the A&R Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Indemnification Agreements

On the Closing Date, the Company entered into indemnification agreements with each of its directors and executive officers, a form of which is attached hereto as Exhibit 10.7 and incorporated herein by reference.

Item 2.01 Completion of Acquisition of Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01 of this Current Report on Form 8-K.

FORM 10 INFORMATION

Item 2.01(f) of this Current Report on Form 8-K states that if the predecessor registrant was a shell company, as XPDI was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company, as the successor registrant to XPDI, is providing the information below that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the Company after the consummation of the Business Combination unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

The Company makes forward-looking statements in this Current Report on Form 8-K and in documents incorporated herein by reference including statements regarding, among other things, projections, estimates and forecasts of revenue, Adjusted EBITDA and other financial and performance metrics, projections of market opportunity and expectations, the estimated implied enterprise value of the Company, the Company’s ability to scale and grow its business and source clean and renewable energy, the advantages and expected growth of the Company, the Company’s ability to source and retain talent, expectations related to the terms, timing and benefits of the Mergers as well as the plans, strategies and prospects, both business and financial, of the Company. These forward-looking statements are based on the beliefs and assumptions of the management of the Company. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements in this Current Report on Form 8-K and in any document incorporated herein by reference should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, or that relate to present facts or current conditions, are forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may be preceded by, followed by or include the words “anticipate,” “believe,” “estimate,” “expect,” “project,” “forecast,” “may,” “will,” “should,” “could,” “continue,” “seek,” “plan,” “scheduled,” “likely,” “intend” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events, but not all forward-looking statements contain such identifying word or words. Forward-looking statements contained in this Current Report on Form 8-K include, but are not limited to, statements about the Company’s ability to:

•	execute its business strategy, including monetization of services provided and expansions in and into existing and new lines of business;

•	realize the benefits expected from the acquisition of Blockcap, including any related synergies;

•	anticipate the uncertainties inherent in the development of new business lines and business strategies;

•	retain and hire necessary employees;

•	anticipate the impact of the COVID-19 pandemic, including variant strains of COVID-19, and its effect on business and financial conditions;

•	manage risks associated with operational changes in response to the COVID-19 pandemic, including the emergence of variant strains of COVID-19;

•	realize the benefits expected from the Mergers;

•	increase brand awareness;

•	attract, train and retain effective officers, key employees or directors;

•	upgrade and maintain information technology systems;

•	acquire and protect intellectual property;

•	meet future liquidity requirements and comply with restrictive covenants related to long-term indebtedness;

•	effectively respond to general economic and business conditions, including the price of bitcoin;

•

maintain the listing on, or to prevent the delisting of the Company’s securities from, the Nasdaq, or to maintain such listing on or to prevent the delisting of such securities from, the Nasdaq or another national securities exchange following the merger;

•	obtain additional capital, including use of the debt market;

•	enhance future operating and financial results;

•	successfully execute expansion plans;

•	anticipate rapid technological changes;

•	comply with laws and regulations applicable to its business, including tax laws and laws and regulations related to data privacy and the protection of the environment;

•	stay abreast of modified or new laws and regulations applicable to its business;

•	anticipate the impact of, and response to, new accounting standards;

•	anticipate the significance and timing of contractual obligations;

•	maintain key strategic relationships with partners and distributors;

•	respond to uncertainties associated with product and service development and market acceptance;

•	anticipate the impact of changes in U.S. federal income tax laws, including the impact on deferred tax assets;

•	successfully defend litigation; and

•	successfully deploy the proceeds from the merger.

These forward-looking statements are subject to a number of risks and uncertainties, including risks related to mining equipment supply, the sufficiency of infrastructure (including electricity sources), the price of bitcoin, the global hash rate and other risks set forth in Proxy Statement/Prospectus in the section titled “Risk Factors” beginning on page 31. You should understand that the foregoing and the following important risks, uncertainties and other factors, in addition to those discussed under the heading in Proxy Statement/Prospectus in the section titled “Risk Factors”, could affect the future results of the Company, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements in this Current Report on Form 8-K:

•	risks related to disruption of management’s time from ongoing business operations due to the Business Combination;

•	litigation, complaints and/or adverse publicity;

•	the impact of changes in consumer spending patterns, consumer preferences, local, regional and national economic conditions, crime, weather, demographic trends and employee availability;

•	increases and/or decreases in utility and other energy costs, increased costs related to utility or governmental requirements;

•	privacy and data protection laws, privacy or data breaches or the loss of data; and

•	the impact of the COVID-19 pandemic, including the emergence of new variant strains of COVID-19, and its effect on business and financial conditions of Core Scientific.

Please see the other risks and uncertainties set forth in the Proxy Statement/Prospectus in the section titled “Risk Factors” beginning on page 31 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

The forward-looking statements are based on assumptions that the Company’s management has made in light of their industry experience and their perceptions of historical trends, current conditions, expected future developments and other factors that they believe are appropriate under the circumstances. Forward-looking statements are not guarantees of performance or results. These assumptions and the Company’s future performance or results involve risks and uncertainties (many of which are beyond the Company’s control). Additional factors or events that could cause the Company’s actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for the Company to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, the Company’s actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements. You should not put undue reliance on these statements which speak only as of the date hereof. All forward-looking statements attributable to the Company or persons acting on their behalf are expressly qualified in their entirety by these cautionary statements. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company, as of the date of this Current Report on Form 8-K, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

Disclosure Channels

The Company’s investors and others should note that the Company intends to announce material financial and other information to its investors using its investor relations website (https://investors.corescientific.com/), SEC filings, press releases, public conference calls and webcasts. In addition to these channels, the Company will continue to use social media to communicate with its customers and the public about its products and services, its markets and other topics. Given the SEC guidance regarding the use of social media channels to announce material information to investors, the Company is notifying investors, the media and others interested in the Company that in the future the Company might choose to communicate material information via social media channels and it is possible that the information the Company posts on social media could be deemed to be material information. Therefore, in light of the SEC’s guidance, the Company encourages investors, the media and others interested in the Company to review the information it posts from time to time on social media channels.

Business and Properties

The business and properties of XPDI and Core Scientific prior to the Business Combination are described in the Proxy Statement/Prospectus in the sections titled “Information About XPDI” and “Information About Core Scientific” beginning on pages 119 and 144, respectively, of the Proxy Statement/Prospectus, and such descriptions are incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Proxy Statement/Prospectus in the sections titled “Summary Risk Factors” and “Risk Factors” beginning on pages 29 and 31, respectively, of the Proxy Statement/Prospectus and are incorporated herein by reference.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information of the Company as of September 30, 2021, for the nine months ended September 30, 2021 and for the year ended December 30, 2020 is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Management’s Discussion and Analysis of Financial Condition and Results of Operations of Core Scientific prior to the Business Combination are described in the Proxy Statement/Prospectus in the section titled “Core Scientific’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 166 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Directors and Executive Officers

The Company’s directors and executive officers after the Closing are described in the Proxy Statement/Prospectus in the section titled “Management of New Core After the Merger” beginning on page 208 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Directors

Upon the Effective Time, the size of the board of directors of the Company (the “Board”) was set at six members. Upon the Effective Time, Michael Levitt, Darin Feinstein, Jarvis Hollingsworth, Matt Minnis, Stacie Olivares and Kneeland Youngblood were elected to serve as directors on the Board. Biographical information for these individuals is set forth in the Proxy Statement/Prospectus in the section titled “Management of New Core After the Merger Non-Employee Directors” beginning on page 209 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Independence of Directors

The Board has determined that each of Jarvis Hollingsworth, Matt Minnis, Stacie Olivares and Kneeland Youngblood qualifies as an “independent directors,” as defined under the listing rules of The Nasdaq Stock Market LLC (the “Nasdaq listing rules”), and that the Board consists of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq Listing Rules relating to director independence requirements.

Committees of the Board of Directors

Effective upon the Effective Time the standing committees of the Board consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). Each of the committees reports to the Board.

Effective upon the Effective Time, the Board appointed Stacie Olivares, Kneeland Youngblood and Jarvis Hollingsworth to serve on the Audit Committee, with Ms. Olivares as chair of the Audit Committee. Effective upon the Effective Time, the Board appointed Kneeland Youngblood, Stacie Olivares and Matt Minnis to serve on the Compensation Committee, with Mr. Youngblood as chair of the Compensation Committee. Effective upon the Effective Time, the Board appointed Jarvis Hollingsworth, Stacie Olivares, Kneeland Youngblood and Matt Minnis to serve on the Nominating and Corporate Governance Committee, with Mr. Hollingsworth as chair of the Nominating and Corporate Governance Committee.

Executive Officers

Effective upon the Effective Time, the Board appointed the following individuals as the Company’s executive officers: Michael Levitt to serve as Chief Executive Officer, Darin Feinstein to serve as Chief Vision Officer, Michael Trzupek to serve as Executive Vice President and Chief Financial Officer, and Todd M. DuChene to serve as Executive Vice President, General Counsel, Chief Compliance Officer and Secretary. The biographical information for the new executive officers is set forth in the Proxy Statement/Prospectus in the section titled “Management of New Core After the Merger—Executive Officers” beginning on page 108 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Executive Compensation

Unless the context otherwise requires, any reference in this section of this Current Report on Form 8-K to “Core Scientific,” “we,” “us” or “our” refers to Core Scientific and its consolidated subsidiaries prior to the consummation of the Business Combination and to Core Scientific and its consolidated subsidiaries following the Business Combination.

For the fiscal year ended December 31, 2021, Core Scientific’s named executive officers were:

•	Michael Levitt, Chief Executive Officer;

•	Kevin Turner, former President and Chief Executive Officer;

•	Michael Trzupek, Executive Vice President and Chief Financial Officer; and

•	Todd M. DuChene, Executive Vice President, General Counsel, Chief Compliance Officer and Secretary.

Summary Compensation Table

The following table provides information regarding total compensation awarded to, earned by, and paid to Core Scientific’s named executive officers for services rendered to Core Scientific in all capacities for the fiscal years ended December 31, 2020 and 2021.

Name and Principal Position	Year	Salary($)(1)		Stock Awards($)(2)	All Other Compensation ($)		Total($)
Michael Levitt(3)
Chief Executive Officer	2021	30,824	(4)	160,664,903	—		160,695,727
B. Kevin Turner(5)	2020	300,000		9,716,229	33,217	(6)	10,049,446
Former President and Chief Executive Officer	2021	121,978	(7)	—	153,679	(8)	275,721
Michael Trzupek(9)	2020	75,000	(10)	13,803,152	—		13,878,152
EVP and Chief Financial Officer	2021	300,824		9,210,000	—		9,510,824
Todd M. DuChene	2020	300,000		795,049	—		1,095,049
EVP, General Counsel, Chief Compliance Officer and Secretary	2021	300,824		12,292,500	498,691	(11)	13,092,015

(1)	Salary amounts represent actual amounts earned during the fiscal year.
(2)

Amounts reported represent the aggregate grant date fair value of RSUs granted to the named executive officer during the fiscal year. The aggregate grant date fair value is based upon an estimate of Core Scientific Common Stock at the grant date. In accordance with the Financial Accounting Standard Board Accounting Standards Codification, Topic 718, or ASC Topic 718, recognition of compensation cost was deferred until consummation of the Business Combination. See Note 2 of the audited consolidated financial statements of Core Scientific included in the Proxy Statement/Prospectus for a discussion of the relevant assumptions used in calculating this amount. This amount does not reflect the actual economic value that may be realized by the named executive officer.

(3)	Mr. Levitt was not one of our named executive officers for the year ended December 31, 2020, and was appointed as our Chief Executive Officer in May 2021.
(4)	The salary reported for Mr. Levitt represents a pro-rata portion of his salary in 2021. His annualized base salary for 2021 was $60,000.
(5)	Mr. Turner resigned as our President and Chief Executive Officer in May 2021.
(6)	Amount shown consists of medical benefits of $32,325, and $64 group life insurance premiums and $828 out-of-pocket medical expenses incurred by Core Scientific for Mr. Turner.
(7)	The salary reported for Mr. Turner represents a pro-rata portion of his salary in 2021. His annualized base salary for 2021 was $300,000.
(8)	Amount shown consists of $17,217 COBRA payments and $136,462 severance payment upon the termination of Mr. Turner’s employment with us.
(9)	Mr. Trzupek was appointed as our Chief Financial Officer in September 2020.
(10)	The salary reported for Mr. Trzupek represents a pro-rata portion of his salary in 2020. His annualized base salary for 2020 was $300,000.
(11)	Amount shown represents $498,691 relocation expenses reimbursed by Core Scientific to Mr. DuChene.

Narrative Disclosure to Summary Compensation Table

Annual Base Salary

The compensation of Core Scientific’s named executive officers is generally determined and approved by the compensation committee of its board of directors. The base salaries of each of the named executive officers for the fiscal years ended December 31, 2020 and 2021 are listed in the table below.

Name	Fiscal Year 2020 Base Salary($)		Fiscal Year 2021 Base Salary($)
Michael Levitt	—	(1)	60,000
B. Kevin Turner	300,000		300,000
Michael Trzupek	300,000		300,000
Todd M. DuChene	300,000		300,000

(1)	Mr. Levitt was not one of our named executive officers for the year ended December 31, 2020, and was appointed as our Chief Executive Officer in May 2021.

Annual Performance-Based Bonus Opportunity

From time to time, Core Scientific’s board of directors or compensation committee may approve bonuses for its executive officers based on individual performance, company performance or as otherwise determined appropriate. For the fiscal years ended December 31, 2020 and 2021, Core Scientific’s executive officers were not eligible to receive performance-based cash bonuses.

Equity-Based Incentive Awards

Core Scientific’s equity-based incentive awards are designed to align Core Scientific’s interests and those of Core Scientific’s stockholders with those of Core Scientific’s employees and consultants, including its executive officers. The board of directors is responsible for approving equity grants.

To preserve cash and to incentivize exceptional performance from its executive officers, Core Scientific has historically used RSUs as an incentive for long-term compensation to its executive officers. Core Scientific’s executives generally are awarded an initial grant in the form of RSUs in connection with their commencement of employment. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance. Core Scientific may grant equity awards at such times as its board of directors determines appropriate.

All RSUs have been granted pursuant to the Core Scientific, Inc. (f/k/a Mineco Holdings, Inc.) 2018 Omnibus Incentive Plan (as amended, the “2018 Plan”), the terms of which are described in the Proxy Statement/Prospectus in the section titled “Executive and Director Compensation of Core Scientific—Equity Plan—2018 Omnibus Incentive Plan,” beginning on page 160 of the Proxy Statement/Prospectus, which is incorporated herein by reference. For additional information regarding the equity awards held by Core Scientific’s named executive officers as of December 31, 2020, please see the section titled “Executive and Director Compensation of Core Scientific—Outstanding Equity Awards at Fiscal Year-End” in the Proxy Statement/Prospectus, beginning on page 159 of the Proxy Statement/Prospectus, which is incorporated herein by reference. For additional information regarding the equity awards held by Core Scientific’s named executive officers as of December 31, 2021, please see the section below titled “—Outstanding Equity Awards at Fiscal Year-End of 2021.”

Following the closing of the Business Combination, New Core no longer grants equity incentive awards under the 2018 Plan.

Employment Agreements with Named Executive Officers

Michael Levitt. In October 2021, Core Scientific entered into an amended and restated employment agreement with Mr. Levitt, pursuant to which Mr. Levitt serves as our Chief Executive Officer. Mr. Levitt’s agreement provides for a base salary of $60,000 and an initial award of RSUs convertible into 8,400,000 shares of Core Scientific Common Stock, which was granted to Mr. Levitt in July 2021. In addition, pursuant to the terms of his agreement, Mr. Levitt was granted an award of 3,050,000 RSUs in connection with the Business Combination. Mr. Levitt also has the opportunity to earn an additional annual grant of up to 1,000,000 additional RSUs subject to achievement of certain performance metrics established by the board of directors of Core Scientific. If, for certain period during the term of his agreement, the positive total shareholder return (“TSR”) of Core Scientific exceeds the TSR for the S&P 500 Index during the same period (“TSR Over Performance”), the Mr. Levitt is entitled to a bonus equal to the product of .0375 multiplied by the amount of the increase in Core Scientific equity value attributable to TSR Over Performance. The bonus amount is payable at the option and discretion of Core Scientific in cash, bitcoin or shares of Core Scientific Common Stock having a fair market value on the date of issue equal to the amount of the bonus. In the event Mr. Levitt’s employment is terminated by Core Scientific without Cause (as defined therein), by Mr. Levitt for Good Reason (as defined therein), by either party after a Change in Control (as defined therein), or as a result of a Non-Renewal (as defined below) by the Company, Mr. Levitt is entitled to the following severance benefits: (i) accrued and unpaid base salary, accrued benefits, and reimbursement of expenses as of the date of termination, (ii) base salary continuation for twelve months, (iii) bonus, if any, for the year in which the termination occurs in an amount equal to the target bonus amount approved by the board of directors, and (iv) a cash payment under COBRA equal to the full premium for actively employed executives of Core Scientific with the same level of coverage for twelve months following the date of termination. Mr. Levitt’s agreement continues until May 17, 2025, following which the agreement automatically renews for one additional year on each anniversary thereafter, unless, not less than ninety (90) days prior to the commencement of any such renewal term, either party has given written notice to the other that it does not wish to extend the agreement (a “Non-Renewal”).

Kevin Turner. In June 2018, Core Scientific entered into an employment agreement with Mr. Turner. The agreement provided for Mr. Turner to serve as Core Scientific’s President and Chief Executive Officer for an initial term of four years, commencing on July 1, 2018, which term automatically renewed for additional one-year terms unless either party notified the other party of its intention to terminate the agreement not less than ninety (90) days prior to the expiration of the current term. Mr. Turner resigned as Core Scientific’s President and Chief Executive Officer in May 2021. Pursuant to the agreement, Mr. Turner was entitled to an initial annual base salary of $300,000, which was reviewed and could have been adjusted by Core Scientific’s board of directors on an annual basis. In addition, as contemplated by his agreement, Mr. Turner was granted 5,000,000 RSUs. Mr. Turner was entitled to certain severance benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change in Control.” Mr. Turner was also eligible for standard benefits such as paid time off, reimbursement of business expenses, and to participate in employee benefit plans and programs.

Michael Trzupek. In September 2020, Core Scientific entered into a letter agreement with Mr. Trzupek. Mr. Trzupek’s agreement provides for a base salary of $300,000 and an initial award of RSUs convertible into 2,000,000 shares of Core Scientific Common Stock, which was granted to Mr. Trzupek in October 2020. His agreement also provides for payment equal to three months base salary if Mr. Trzupek’s employment is terminated by Core Scientific other than for Cause (as defined in his letter agreement). See also the section below titled “—Potential Payments upon Termination or Change in Control.”

Todd M. DuChene. In December 2018, Core Scientific entered into a letter agreement with Mr. DuChene, effective upon his first day of employment on April 1, 2019. Mr. DuChene’s agreement provides for a base salary of $300,000 and an initial award of RSUs convertible into 1,000,000 shares of Core Scientific Common Stock. His agreement also provides for payment equal to three months base salary if Mr. DuChene’s employment is terminated by Core Scientific other than for Cause (as defined in his letter agreement). See also the section below titled “—Potential Payments upon Termination or Change in Control.”

Potential Payments upon Termination or Change in Control

Core Scientific has entered into certain agreements that will require Core Scientific to provide compensation to our named executive officers in the event of a termination of employment of Core Scientific.

In the event Mr. Levitt’s employment is terminated as a result of death or “Disability” (as defined in his agreement), or by Core Scientific without “Cause” (as defined in his agreement) or for “Good Reason” (as defined in his agreement), then all of the equity awards granted to Mr. Levitt during the term of his employment will become fully vested and exercisable as of the date of his termination. See also the section above titled “—Employment Agreements with Named Executive Officers.”

In the event of a termination of employment without “cause” (as defined in their respective offer letter), and subject to the delivery to Core Scientific of a general release of claims, each of Messrs. Trzupek and DuChene is entitled to three months of base salary. In addition, in the event Messrs. Trzupek and DuChene are terminated for any reason other than for “cause” (as defined in the 2018 Plan), all RSUs that have satisfied the time-based vesting condition as of the date of termination remain outstanding and eligible to fully vest for three years following the date of such termination, and, if the time-vested RSUs satisfy the transaction-based vesting condition prior to the third anniversary of the date of termination, the RSUs will be fully vested and will be settled through the issuance of common stock.

In May 2021, Mr. Turner executed a separation agreement, which provides for 12 months of base salary, and potential cash payments equal to the full premium for company-paid continuing health care benefits. As disclosed in the section above titled “—Summary Compensation Table,” Mr. Turner received COBRA payments in the amount of $17,217 and a severance payment of $136,462 upon the termination of his employment in 2021. In addition, Mr. Turner’s separation agreement provides that, as of Mr. Turner’s separation date, 9,037,500 RSUs had satisfied the time-based vesting condition, but these RSUs remain subject to the transaction-based vesting condition described in Note 11 to Core Scientific’s consolidated financial statements as of and for the years ended December 31, 2020 and 2019, which are included in the Proxy Statement/Prospectus. The transaction-based vesting condition must be satisfied within three years of Mr. Turner’s separation date. Further, under the terms of the 2018 Plan, the board of directors of Core Scientific may, in its sole discretion, provide for acceleration of the transaction-based vesting condition.

Outstanding Equity Awards at Fiscal Year-End of 2021

For additional information regarding the equity awards held by Core Scientific’s named executive officers at December 31, 2020, please see the section titled “Executive and Director Compensation of Core Scientific—Outstanding Equity Awards at Fiscal Year-End” in the Proxy Statement/Prospectus, beginning on page 159 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

The following table presents the outstanding equity incentive plan awards held by each named executive officer as of December 31, 2021.

	Stock Awards(1)
Name	Grant Date	Vesting Commencement Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested($)(2)
Michael Levitt(3)	July 2, 2021	July 2, 2021	8,400,000	(4)	146,664,000
B. Kevin Turner(5)	September 21, 2018	July 1, 2018	3,645,864	(5)	63,656,785
	October 1, 2018	July 1, 2018	2,187,477	(5)	38,193,348
	October 9, 2018	July 1, 2018	729,159	(5)	12,731,116
	July 31, 2019	July 1, 2019	500,000	(5)	8,730,000
	April 29, 2020	April 30, 2020	1,725,000	(5)	30,118,500
	August 24, 2020	August 25, 2020	250,000	(5)	4,365,000
Michael Trzupek(6)	October 1, 2020	September 21, 2020	2,000,000	(4)	34,920,000
	July 9, 2021	June 9, 2021	500,000	(4)	8,730,000
Todd M. DuChene	April 1, 2019	April 1, 2019	1,000,000	(7)	17,460,000
	June 12, 2020	June 12, 2020	250,000	(4)	4,365,000
	February 2, 2021	January 1, 2021	250,000	(4)	4,365,000
	July 9, 2021	June 24, 2021	500,000	(4)	8,730,000

(1)	All stock awards listed in this table represent RSUs granted pursuant to the 2018 Plan, the terms of which are described below under “—Equity Plan.”
(2)

This column represents the fair market value of a share of Core Scientific Common Stock of $17.46 as of December 31, 2021 as determined by its board of directors, multiplied by the amount shown in the column “Stock Awards—Number of Shares or Units of Stock that Have Not Vested.”

(3)	Mr. Levitt joined Core Scientific as Chief Executive Officer in May 2021.

(4)

One fourth of these RSUs vest on each of the first four anniversaries of the vesting commencement date, provided that the recipient remains in continuous service with us through each vesting date, and subject to the earlier to occur of (i) a change of control event, and (ii) an initial public offering of Core Scientific’s equity securities.

(5)

Mr. Turner resigned as Core Scientific’s President and Chief Executive Officer in May 2021. Mr. Turner’s separation agreement provides that, as of Mr. Turner’s separation date, 9,037,500 RSUs had satisfied the time-based vesting condition, but these RSUs remain subject to the transaction-based vesting condition described in Note 11 to Core Scientific’s consolidated financial statements as of and for the years ended December 31, 2020 and 2019, which are included in the Proxy Statement/Prospectus. The transaction-based vesting condition must be satisfied within three years of Mr. Turner’s separation date.

(6)	Mr. Trzupek joined Core Scientific as Chief Financial Officer in September 2020.
(7)

One fourth of these RSUs vest on the one year anniversary of the vesting commencement date and 1/36 of the remaining RSUs vest monthly thereafter, provided that the recipient remains in continuous service with us through each vesting date, and subject to the earlier to occur of (i) a change of control event, and (ii) an initial public offering of Core Scientific’s equity securities.

Other Compensation and Benefits

All of Core Scientific’s named executive officers are eligible to participate in Core Scientific’s employee benefit plans, including its medical, dental, vision, life and accidental death and dismemberment insurance plans, in each case on the same basis as all of Core Scientific’s other employees. Mr. Turner, Core Scientific’s former President and Chief Executive Officer, received reimbursements for certain medical (e.g., insurance premiums) and out-of-pocket expenses. Core Scientific generally does not provide perquisites or personal benefits to the named executive officers.

Core Scientific maintains a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain Code limits, which are updated annually. Core Scientific has the ability to make matching and discretionary contributions to the 401(k) plan. Currently, Core Scientific does not make matching contributions or discretionary contributions to the 401(k) plan. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by Core Scientific when made and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.

Core Scientific’s named executive officers did not participate in, or earn any benefits under, a nonqualified deferred compensation plan sponsored by Core Scientific during the fiscal years ended December 31, 2020 and 2021. Core Scientific’s board of directors may elect to provide Core Scientific’s officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in Core Scientific’s best interests.

Emerging Growth Company

Core Scientific will be an “emerging growth company,” as defined in the JOBS Act. As an emerging growth company it will be exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of its chief executive officer to the median of the annual total compensation of all of its employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Act.

Equity Incentive Plan

At the Special Meeting, the stockholders of XPDI approved the Core Scientific, Inc. 2021 Equity Incentive Plan (the “Incentive Plan”). The description of the Incentive Plan set forth in the Proxy Statement/Prospectus section titled “Proposal No. 5—The Incentive Plan Proposal—Description of the New Core 2021 Plan” beginning on page 257 is incorporated herein by reference. A copy of the full text of the Incentive Plan is filed as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated herein by reference. Following the consummation of the Business Combination, New Core expects that its board of directors will make grants of awards under the Incentive Plan to eligible participants.

Employee Stock Purchase Plan

At the Special Meeting, the stockholders of XPDI approved the Core Scientific, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”). The description of the ESPP set forth in the Proxy Statement/Prospectus section titled “Proposal No. 6—The ESPP Proposal—Description of the ESPP” beginning on page 266 is incorporated herein by reference. A copy of the full text of the ESPP is filed as Exhibit 10.11 to this Current Report on Form 8-K and is incorporated herein by reference.

Non-Employee Director Compensation

Unless the context otherwise requires, any reference in this section of this Current Report on Form 8-K to “Core Scientific,” “we,” “us” or “our” refers to Core Scientific and its consolidated subsidiaries prior to the consummation of the Business Combination and to Core Scientific and its consolidated subsidiaries following the Business Combination.

With respect to the years ended December 31, 2020 and 2021, except as set forth below, Core Scientific did not have formal arrangements under which its non-employee directors receive compensation for their service on Core Scientific’s board of directors or its committees. Core Scientific’s policy was to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in connection with attending board and committee meetings or performing other services in their capacities as directors. Other than Matthew Bishop, none of the members of the board of directors of Core Scientific received any additional compensation for service as a director for the fiscal year ended December 31, 2020. Other than Matthew Bishop and Jarvis Hollingsworth, none of the members of the board of directors of Core Scientific received any additional compensation for service as a director for the fiscal year ended December 31, 2021. In connection with his appointment as Core Scientific’s Co-Chair in July 2021, Darin Feinstein, who also serves as our Chief Vision Officer, received a retainer of $60,000.

The following table sets forth information regarding the compensation earned by or paid to Mr. Bishop and Mr. Hollingsworth as directors during the fiscal years ended December 31, 2020 and 2021.

Name	Stock awards ($)(1)		Total($)
Matthew Bishop(2)	95,000	(3)	95,000
	921,000	(4)	921,000
Javis Hollingsworth(5)	4,060,000	(6)	4,060,000

(1)

The amount reported represents the aggregate grant date fair value of the RSUs granted during the fiscal year ended December 31, 2020 under the 2018 Plan, computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the RSUs reported in this column are set forth in Note 11 to the notes to Core Scientific’s consolidated financial statements included elsewhere in this proxy statement/prospectus. These amounts do not reflect the actual economic value that may be realized by the non-employee director. As of December 31, 2020, Mr. Bishop held 625,000 RSUs all of which are subject to forfeiture if the transaction vesting condition of the award is not met on or before March 31, 2024.

(2)

Mr. Bishop was appointed to the board of directors of Core Scientific in March 2020. Prior to that, Mr. Bishop served as Core Scientific’s Chief Administrative Officer, in which capacity Mr. Bishop was paid $133,077 during 2020.

(3)

During the fiscal year ended December 31, 2020, Mr. Bishop was granted 50,000 RSUs in connection with his service on the board of directors of Core Scientific. These RSUs have satisfied the time-based vesting condition on April 1, 2021, but remain subject to the earlier to occur of (i) a change of control event, and (ii) an initial public offering of Core Scientific’s equity securities, provided that the recipient remains in continuous service with us through such vesting date.

(4)

During the fiscal year ended December 31, 2021, Mr. Bishop was granted 50,000 RSUs in connection with his service on the board of directors of Core Scientific. One fourth of these RSUs vest on each of the first four anniversaries of April 1, 2021, provided that the recipient remains in continuous service with us through each vesting date, and subject to the earlier to occur of (i) a change of control event, and (ii) an initial public offering of Core Scientific’s equity securities.

(5)	Mr. Hollingsworth was appointed to the board of directors of Core Scientific in July 2021.
(6)

During the fiscal year ended December 31, 2021, Mr. Hollingsworth was granted 250,000 RSUs in connection with his service on the board of directors of Core Scientific. One fourth of these RSUs vest on each of the first four anniversaries of July 15, 2021, provided that the recipient remains in continuous service with us through each vesting date, and subject to the earlier to occur of (i) a change of control event, and (ii) an initial public offering of Core Scientific’s equity securities.

The board of directors of New Core approved the following non-employee director compensation program that became effective upon the Effective Time.

Each non-employee director is eligible to receive annual cash retainers for their service on our board of directors and committees as follows. An eligible director may make a timely election to receive all or a portion of his or her annual cash retainer in the form of shares of New Core Common Stock. In addition, we reimburse reasonable expenses incurred by our non-employee directors in connection with attendance at Board or committee meetings.

1.	Annual Board Service Retainer:

a.	All Eligible Directors: $150,000

b.	Lead Director: $200,000

2.	Annual Committee Chair Service Retainer:

a.	Chair of the Audit Committee: $20,000

b.	Chair of the Compensation Committee: $20,000

c.	Chair of the Corporate Governance and Nominating Committee: $20,000

3.	Annual Committee Member Service Retainer (not applicable to Committee Chairs):

a.	Member of the Audit Committee: $10,000

b.	Member of the Compensation Committee: $10,000

c.	Member of the Nominating and Corporate Governance Committee: $10,000

For each non-employee director who is first elected or appointed to the board of directors following the Business Combination, on the date of such director’s initial election or appointment to the Board (or, if such date is not a market trading day, the first market trading day thereafter), the director will be automatically, and without further action by the Board or the Compensation Committee of the Board, granted RSUs with respect to shares of New Core Common Stock with an aggregate Fair Market Value (as defined in the Incentive Plan) as of the grant date equal to $500,000 (the “Initial RSU Grant”). The Initial RSU Grant will vest over a four-year period, with one-fourth of the Initial RSU Grant vesting on each anniversary of the grant date, such that the Initial RSU Grant is fully vested on the fourth anniversary of the date of grant, subject to the director’s Continuous Service (a defined in the Incentive Plan) through each such vesting date.

Further, on the date of each annual stockholder meeting of the Company held after the Business Combination, each non-employee director who continues to serve as a non-employee member of the Board following such annual meeting (excluding any director who is first appointed or elected by the Board at the annual meeting) will be automatically, and without further action by the Board or the Compensation Committee of the Board, granted RSUs with respect to shares of New Core Common Stock with an aggregate Fair Market Value as of the grant date equal to $150,000 (the “Annual RSU Grant”). The Annual RSU Grant will vest in full on the earlier of the date of the following year’s annual meeting (or the date immediately prior to the next annual meeting if the non-employee director’s service as a director ends at such annual meeting due to the director’s failure to be re-elected or the director not standing for re-election), subject in all cases to such director’s Continuous Service through such vesting date. No director may receive an Annual RSU Grant in the same fiscal year as the receipt of the Initial RSU Grant.

The foregoing summary is qualified in its entirety by reference to the text of the form of the Non-Employee Director Compensation Policy of Core Scientific, Inc., a copy of which is attached hereto as Exhibit 10.12 and incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of shares of New Core Common Stock as of the Closing Date, by:

•	each person known by the Company to be the beneficial owner of more than 5% of New Core Common Stock;

•	each of the Company’s named executive officers and directors; and

•	all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and RSUs that are currently exercisable or vested or that will become exercisable or vest within 60 days. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G or 13D filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The beneficial ownership percentages set forth in the table below are based on 317,279,900 shares of New Core Common Stock issued and outstanding as of the Closing Date, and do not take into account the issuance of any shares of common stock upon the exercise of warrants to purchase approximately 20,991,129 shares of New Core Common Stock that remain outstanding as of the Closing Date, unless otherwise indicated.

Name and Address of Beneficial Owner(1)	Number of Shares		Percentage of Ownership
Named Executive Officers and Directors
Michael Levitt	22,055,357	(2)	6.9%
Chief Executive Officer and Co-Chair of the Board of Directors
B. Kevin Turner	8,281,826	(3)	2.6%
Former President and Chief Executive Officer
Darin Feinstein	40,362,498	(4)	12.6%
Chief Vision Officer and Co-Chair of the Board of Directors
Michael Trzupek	—		—
Executive Vice President and Chief Financial Officer
Todd M. DuChene	—		—
Executive Vice President, General Counsel, Chief Compliance Officer and Secretary
Jarvis Hollingsworth	—		—
Director
Matt Minnis	30,711,805	(5)	9.6%
Director
Stacie Olivares	—		—
Director
Kneeland Youngblood	—		—
Director
All current directors and executive officers as a group (8 individuals)	93,129,660		28.5%

(1)	Unless otherwise indicated, the business address of each of the directors, executive officers and five percent holders of New Core is 106 East 6th Street, Suite 900-145, Austin, Texas 78701.
(2)

Consists of (i) 210,854 shares of New Core Common Stock held of record by Mr. Levitt, (ii) 41,470 shares of New Core Common Stock held of record by HKM Investment LLC (“HKM”), (iii) 869,110 shares of New Core Common Stock held of record by The MJL 2012 Younger Children Trust, modified as of March 21, 2021, (iv) 869,110 shares of New Core Common Stock held of record by The MJL 2012 Older Children Trust, modified as of March 21, 2021, (v) 3,835,368 shares of New Core Common Stock held of record by The CS 1219 Trust, dated April 13, 2017, (vi) 10,629,668 shares of New Core Common Stock held of record by The MJL Revocable Trust, modified as of June 18, 2021, (vii) 800,210 shares of New Core Common Stock held of record by The NBL Revocable Trust, modified as of June 18, 2021, (viii) 3,199,414 shares of New Core Common Stock held of record by MJL Blockchain LLC (“MJL Blockchain”) and (ix) 1,600,153 shares of New Core Common Stock issuable upon exercise of warrants within 60 days of the Closing Date held by Mr. Levitt. Mr. Levitt is the managing member of each of HKM and MJL Blockchain and a trustee of each of (i) The MJL 2012 Younger Children Trust, modified as of March 21, 2021, (ii) The MJL 2012 Older Children Trust, modified as of March 21, 2021, (iii) The CS 1219 Trust, dated April 13, 2017, (iv) The MJL Revocable Trust, modified as of June 18, 2021, and (v) The NBL Revocable Trust, modified as of June 18, 2021.

(3)

Consists of (i) 5,081,520 shares of New Core Common Stock held of record by Mr. Turner and (ii) 3,200,306 shares of New Core Common Stock issuable upon exercise of warrants within 60 days of the Closing Date held by Mr. Turner.

(4)

Consists of (i) 36,965,875 shares of New Core Common Stock held of record by Mr. Feinstein, (ii) 811,918 shares of New Core Common Stock held of record by Red Moon 88, LLC (“Red Moon”) and (iii) 2,584,705 shares of New Core Common Stock issuable upon exercise of options within 60 days of the Closing Date held by Mr. Feinstein. Mr. Feinstein is the managing member of Red Moon. The principal business address of Red Moon is 3753 Howard Hughes Pkwy, Suite 200, Las Vegas, NV 89169.

(5)

Consists of (i) 29,111,651 shares of New Core Common Stock held of record by MPM Life, LLC (“MPM”) and (ii) 1,600,153 shares of New Core Common Stock issuable upon exercise of warrants within 60 days of the Closing Date held by Mr. Minnis through MPM. Mr. Minnis is the managing member of MPM.

Certain Relationships and Related Party Transactions

Certain relationships and related party transactions are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Party Transactions–Core Scientific” and “Certain Relationships and Related Party Transactions–XPDI” beginning on pages 298 and 303, respectively, of the Proxy Statement/Prospectus and such descriptions are incorporated herein by reference.

Legal Proceedings

From time to time, the Company may be subject to legal proceedings arising in the ordinary course of business. The Company is not currently a party to any litigation the outcome of which, if determined adversely to it, would individually or in the aggregate be reasonably expected to have a material adverse effect on its business, financial position, results of operations or cash flows.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information and Holders

XPDI’s Class A common stock, public warrants and units were historically listed on the Nasdaq Capital Market under the symbols “XPDI,” “XPDIW,” and “XPDIU,” respectively. The New Core Common Stock and public warrants are listed on the Nasdaq Global Select Market and began trading under the new symbols “CORZ” and “CORZW,” respectively, on January 20, 2022.

In connection with the Closing, each XPDI unit was separated into its components, which consisted of one share of New Core Common Stock and one-fourth of one public warrant, and such units no longer exist. As of the Closing Date and following the completion of the Business Combination, the Company had 317,279,900 shares of New Core Common Stock issued and outstanding held of record by approximately 498 holders, and 20,991,129 warrants (consisting of (i) 8,625,000 shares underlying XPDI’s public warrants, (ii) 6,266,667 shares underlying XPDI’s warrants issued in connection with a private placement at the time of its initial public offering and (iii) 6,099,462 shares underlying warrants held by Core Scientific investors) outstanding held of record by approximately 13 holders.

As a result of the Business Combination, all of XPDI’s Class A Common Stock and Class B Common Stock automatically converted into shares of New Core Common Stock on a one-for-one basis. XPDI’s public warrants and private placement warrants became warrants for New Core Common Stock.

Dividends

The Company has not paid dividends on its common stock to date and does not intend to pay cash dividends. The payment of cash dividends in the future will be dependent upon revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the Company’s board of directors. It is the present intention of the Company’s board of directors to retain all earnings, if any, for use in the Company’s business operations and, accordingly, the board of directors does not anticipate declaring any dividends in the foreseeable future.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Current Report on Form 8-K concerning recent sales of unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities

Common Stock

A description of the New Core Common Stock is included in the Proxy Statement/Prospectus in the section titled “Description of New Core Securities —Common Stock Following the Merger” beginning on page 285 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Warrants

A description of the public warrants of XPDI is included in the Proxy Statement/Prospectus in the section titled “Description of New Core Securities — Public Warrants” beginning on page 285 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Indemnification of Directors and Officers

In connection with the Business Combination, the Company entered into indemnification agreements with each of its directors and executive officers. These indemnification agreements provide such directors and executive officers with contractual rights to indemnification and expense advancement.

The foregoing summary is qualified in its entirety by reference to the text of the form of indemnification agreement, a copy of which is attached hereto as Exhibit 10.7 and incorporated herein by reference.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the Company’s consolidated financial statements and supplementary data.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Reference is made to the disclosure set forth under Item 4.01 of this Current Report on Form 8-K concerning the changes in certifying accountant.

Financial Statements and Exhibits

The information set forth in Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The convertible notes issued by Core Scientific between April 2021 and November 2021 have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. A description of the convertible note issuance is included in the Proxy Statement/Prospectus in the section titled “Unaudited Pro Forma Condensed Financial Information–Description of the Issuance of Convertible Notes” beginning on page 94 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of independent registered public accounting firm

On January 21, 2022, the Audit Committee of the Company approved the dismissal of Marcum LLP (“Marcum”) as its independent registered public accounting firm, effective upon completion of Marcum’s audit of the Company’s consolidated financial statements as of and for the year ending December 31, 2021, and the issuance of their report thereon (the “Auditor Change Effective Date”). The management of the Company communicated the Audit Committee’s decision to Marcum on January 21, 2022.

Marcum’s report of independent registered public accounting firm dated January 8, 2021, except for the subsequent events disclosed in Note 7, as to which the date is February 11, 2021, on the XPDI consolidated balance sheet as of December 31, 2020, the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the period from December 29, 2020 (inception) through December 31, 2020, and the related notes to the financial statements did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles, except for an explanatory paragraph in such report regarding substantial doubt about the Company’s ability to continue as a going concern.

During the period from December 29, 2020 (XPDI’s inception) through December 31, 2020 and the subsequent interim period through January 21, 2022, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference thereto in its reports on XPDI’s financial statements for such periods. During the period from December 29, 2020 (XPDI’s inception) through December 31, 2020 and the subsequent interim period through January 21, 2022, there have been no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K), other than the material weakness in internal controls identified by management related to the accounting for a portion of the Class A Common Stock in permanent equity rather than temporary equity, which resulted in the restatement of XPDI’s financial statements as set forth in XPDI’s Forms 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 as filed with the SEC on May 25, 2021, August 23, 2021 and November 15, 2021, respectively.

The Company has provided Marcum with a copy of the disclosures made by the Company in this Item 4.01 and requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the registrant in this Item 4.01 and, if not, stating the respects in which it does not agree. A letter from Marcum is attached hereto as Exhibit 16.1.

(b)	Engagement of new independent registered public accounting firm

On January 21, 2022, the Audit Committee of the Company approved the engagement of Ernst & Young LLP (“EY”) as its independent registered public accounting firm, effective upon the Auditor Change Effective Date. EY previously served as the independent registered public accounting firm of Core Scientific prior to the Business Combination. During the period from December 29, 2020 (XPDI’s inception) through December 31, 2020 and the subsequent interim period through January 21, 2022, neither the Company, nor anyone on the Company’s behalf consulted with EY, on behalf of the Company, regarding the application of accounting principles to a specified transaction (either completed or proposed), the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K.

Item 5.01 Changes in Control of Registrant.

The information set forth in the section titled “Introductory Note” and in the section titled “Security Ownership of Certain Beneficial Owners and Management” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the completion of the Business Combination pursuant to the Merger Agreement, a change of control of XPDI has occurred. Following the Business Combination, former Core Scientific stockholders own 90.7%, former XPDI public stockholders own 6.7% and XPDI’s Sponsor owns 2.6% of the issued and outstanding shares of New Core Common Stock, respectively, excluding the impact of unvested restricted stock units and options.

Item 5.02 Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the sections titled “Directors and Executive Officers” and “Certain Relationships and Related Party Transactions” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

2021 Equity Incentive Plan

At the Special Meeting, the stockholders of XPDI approved the Incentive Plan. The description of the Incentive Plan set forth in the Proxy Statement/Prospectus section titled “Proposal No. 5—The Incentive Plan Proposal—Description of the New Core 2021 Plan” beginning on page 257 is incorporated herein by reference. A copy of the full text of the Incentive Plan is filed as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated herein by reference. Following the consummation of the Business Combination, New Core expects that its board of directors will make grants of awards under the Incentive Plan to eligible participants.

2021 Employee Stock Purchase Plan

At the Special Meeting, the stockholders of XPDI approved the ESPP. The description of the ESPP set forth in the Proxy Statement/Prospectus section titled “Proposal No. 6—The ESPP Proposal—Description of the ESPP” beginning on page 266 is incorporated herein by reference. A copy of the full text of the ESPP is filed as Exhibit 10.11 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Special Meeting, the XPDI stockholders considered and approved, among other things, Proposal No. 2–The Charter Proposal (the “Charter Proposal”), which is described in greater detail in the Proxy Statement/Prospectus beginning on page 250 of the Proxy Statement/Prospectus.

The Post-Combination Charter, which became effective upon filing with the Secretary of State of the State of Delaware on January 19, 2022, includes the amendments proposed by the Charter Proposal.

On January 19, 2022, the Company’s board of directors approved and adopted the Second Amended and Restated Bylaws of the Company (the “Post-Combination Bylaws”), which became effective as of the Effective Time.

Copies of the Post-Combination Charter and the Post-Combination Bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

The description of the Post-Combination Charter and the general effect of the Post-Combination Charter and the Post-Combination Bylaws upon the rights of holders of the Company’s capital stock are included in the Proxy Statement/Prospectus under the section titled “Description of New Core Securities” beginning on page 284 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Business Combination, on January 19, 2022, the Company’s board of directors approved and adopted a new Code of Conduct applicable to all employees, officers and directors of the Company. A copy of the Code of Conduct can be found in the Investor Relations section of the Company’s website at https://investors.corescientific.com/.

Item 5.06 Change in Shell Company Status.

As a result of the Business Combination, the Company ceased to be a shell company (as defined in Rule 12b-2 of the Exchange Act). A description of the Business Combination and the terms of the Merger Agreement are included in the Proxy Statement/Prospectus in the sections titled “The Merger” and “The Merger Agreement” beginning on page 215 and 236, respectively, of the Proxy Statement/Prospectus, which are incorporated herein by reference.

Further reference is made to the information contained in Item 2.01 of this Current Report on Form 8-K.

Item 9.01 Financial Statement and Exhibits.

(a) Financial Statements of Business Acquired.

The audited consolidated financial statements of Core Scientific as of and for the years ended December 31, 2020 and 2019 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-63 of the Proxy Statement/Prospectus and are incorporated herein by reference.

The unaudited consolidated financial statements of Core Scientific as of and for the nine months ended September 30, 2021 and 2020 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-99 of the Proxy Statement/Prospectus and are incorporated herein by reference.

The audited financial statements of XPDI as of and for the year ended December 31, 2020 and the period from December 29, 2020 (inception) through December 21, 2020 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-4 of the Proxy Statement/Prospectus and are incorporated herein by reference.

The unaudited condensed consolidated financial statements of XPDI as of and for the nine months ended September 30, 2021 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-21 of the Proxy Statement/Prospectus and are incorporated herein by reference.

The audited financial statements of Blockcap, Inc. as of and for the years ended December 31, 2020 and the period from February 19, 2019 (inception) through December 31, 2020 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-128 of the Proxy Statement/Prospectus and are incorporated herein by reference.

The condensed financial statements of Blockcap, Inc. as of and for the six months ended June 30, 2021 and 2020 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-152 of the Proxy Statement/Prospectus and are incorporated herein by reference.

The audited financial statements of BEP 888, LLC for period from June 1, 2020 (inception) to November 30, 2020 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-166 of the Proxy Statement/Prospectus and are incorporated herein by reference.

The audited financial statements of BEP 999, LLC for period from November 5, 2020 (inception) to November 30, 2020 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-179 of the Proxy Statement/Prospectus and are incorporated herein by reference.

The audited financial statements of RME Black 100, LLC for period from April 16, 2020 (inception) to November 30, 2020 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-187 of the Proxy Statement/Prospectus and are incorporated herein by reference.

The audited financial statements of RME Black 200, LLC for period from April 27, 2020 (inception) to November 30, 2020 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-187 of the Proxy Statement/Prospectus and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of XPDI and Core Scientific as of and for the nine months ended September 30, 2021 and for the year ended December 31, 2020 is included in the Proxy Statement/Prospectus beginning on page 90 of the Proxy Statement/Prospectus and is incorporated herein by reference.

(d) Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Schedule /Form	File No.	Exhibit	Filing Date

2.1	Agreement and Plan of Merger and Reorganization, by and among Power & Digital Infrastructure Acquisition Corp., XPDI Merger Sub Inc., XPDI Merger Sub 2, LLC, and Core Scientific Holding Co.	S-4/A	333-258720	2.1	August 11, 2021

2.2	First Amendment to Agreement and Plan of Merger and Reorganization, by and among Power & Digital Infrastructure Acquisition Corp., XPDI Merger Sub Inc., XPDI Merger Sub 2, LLC, and Core Scientific Holding Co.	S-4/A	333-258720	2.2	October 4, 2021

2.3	Second Amendment to Agreement and Plan of Merger and Reorganization, by and among Power & Digital Infrastructure Acquisition Corp., XPDI Merger Sub Inc., and Core Scientific Holding Co.	S-4/A	333-258720	2.3	December 30, 2021

3.1*	Second Amended and Restated Certificate of Incorporation of Core Scientific, Inc.

3.2*	Second Amended and Restated Bylaws of Core Scientific, Inc.

4.1	Warrant Agreement, by and between Power & Digital Infrastructure Acquisition Corp. and Continental Stock Transfer & Trust Company.	8-K	001-40046	4.1	February 12, 2021

4.2*	Assignment, Assumption and Amendment Agreement, by and among Power & Digital Infrastructure Acquisition Corp., Core Scientific Holding Co., Continental Stock Transfer & Trust Company, Computershare Inc. and its wholly-owned subsidiary, Computershare Trust Company, N.A.

4.3	Convertible Note Purchase Agreement, by and among Core Scientific Holding Co., the Guarantors thereto, the Purchasers thereto and U.S. Bank National Association as note agent and collateral agent, dated August 20, 2021.	S-4/A	333-258720	4.7	November 19, 2021

4.4	First Amendment to Convertible Note Purchase Agreement, by and among Core Scientific Holding Co., the Guarantors thereto, the Purchasers thereto and U.S. Bank National Association as note agent and collateral agent, dated September 23, 2021.	S-4/A	333-258720	4.8	November 19, 2021

4.5	Form of Convertible Promissory Note (included in Exhibit 4.4).	S-4/A	333-258720	4.9	November 19, 2021

10.1	Form of Lock-Up Agreement of Core Scientific, Inc.	S-4/A	333-258720	10.23	October 4, 2021

10.2*	Amended and Restated Registration Rights Agreement, by and among Power & Digital Infrastructure Acquisition Corp., XPDI Sponsor LLC, Core Scientific Holding Co., and other parties thereto, dated January 19, 2022.

10.3+	Amended and Restated Employment Agreement, by and between Core Scientific Holding Co. and Michael J. Levitt, dated October 10, 2021.	S-4/A	333-258720	10.28	November 19, 2021

10.4+	Employment Agreement by and between Darin Feinstein and Core Scientific Holding Co., dated October 10, 2021.	S-4/A	333-258720	10.29	November 19, 2021

10.5+	Letter Agreement, by and between Core Scientific, Inc. and Michael Trzupek, dated September 14, 2020.	S-4/A	333-258720	10.15	August 11, 2021

10.6+	Letter Agreement, by and between Core Scientific, Inc. and Todd DuChene, dated December 15, 2018.	S-4/A	333-258720	10.16	August 11, 2021

10.7+	Form of Indemnification Agreement of Core Scientific, Inc.	S-4/A	333-258720	10.30	November 19, 2021

10.8*+	Core Scientific, Inc. 2021 Equity Incentive Plan.

10.9+	Form of Restricted Stock Unit Award Agreement underlying the Core Scientific, Inc. 2021 Equity Incentive Plan.	S-4/A	333-258720	10.26	October 4, 2021

10.10+	Form of Stock Option Agreement underlying the Core Scientific, Inc. 2021 Equity Incentive Plan.	S-4/A	333-258720	10.27	October 4, 2021

10.11*+	Core Scientific, Inc. 2021 Employee Stock Purchase Plan.

10.12+	Non-Employee Director Compensation Policy of Core Scientific, Inc.	S-4/A	333-258720	10.14	November 19, 2021

10.13	Industrial Power Contract by and between Murphy Electric Power Board and BCV 77, LLC, dated December 15, 2017, as assigned and assumed on February 19, 2018.	S-4/A	333-258720	10.3	August 11, 2021

10.14	Interruptible Power Product Agreement by and between Murphy Electric Power Board and Core Scientific Holding Co., dated August 30, 2018.	S-4/A	333-258720	10.4	August 11, 2021

10.15	Investment Credit Agreement by and among Core Scientific Holding Co., Murphy Electric Power Board and the Tennessee Valley Authority, dated October 10, 2018.	S-4/A	333-258720	10.5	August 11, 2021

10.16	Master Services Agreement by and between Core Scientific Holding Co. and Duke Energy Carolinas, LLC, dated June 25, 2018.	S-4/A	333-258720	10.6	August 11, 2021

10.17	Electric Service Agreement by and between Core Scientific Holding Co. and Duke Energy Carolinas, LLC, dated June 10, 2019.	S-4/A	333-258720	10.7	August 11, 2021

10.18	Amended and Restated Electric Service Agreement by and between American Property Acquisitions VII, LLC and The Board of Water, Light and Sinking Fund Commissioners of the City of Dalton, Georgia, dated October 11, 2018 (Industrial South Premises).	S-4/A	333-258720	10.8	August 11, 2021

10.19	Amended and Restated Electric Service Agreement by and between American Property Acquisitions VII, LLC and The Board of Water, Light and Sinking Fund Commissioners of the City of Dalton, Georgia, dated October 11, 2018 (Boring Drive Property).	S-4/A	333-258720	10.9	August 11, 2021

10.20	Firm Power Contract by and between Core Scientific Holding Co. and the Tennessee Valley Authority, dated March 12, 2019, as amended on April 30, 2020 and February 25, 2021.	S-4/A	333-258720	10.10	August 11, 2021

10.21	Interruptible Power Product Agreement by and between Core Scientific Holding Co. and the Tennessee Valley Authority, dated April 28, 2020.	S-4/A	333-258720	10.11	August 11, 2021

10.22	Form of Sales and Purchase Agreement by and between Core Scientific and Bitmain Technologies Limited and affiliates.	S-4/A	333-258720	10.12	August 11, 2021

16.1*	Letter from Marcum LLP.

21.1*	List of Subsidiaries.

99.1*	Unaudited pro forma condensed combined financial information of the Company as of and for the nine months ended September 30, 2021 and for the year ended December 31, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
+	Indicates a management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Scientific, Inc.

Dated: January 24, 2022

	By:	/s/ Todd M. DuChene
Name: Todd M. DuChene
Title: Executive Vice President, General Counsel, Chief Compliance Officer and Secretary